Panorama Series Fund, Inc.
                      Exhibit 24(b)(16) to Form N-1A
                  Performance Data Computation Schedule


The Fund's average annual total returns and total returns are calculated as described below, on the basis of the Fund's distributions, for the past 10 years which are as follows:

  Distribution          Amount From       Amount From
  Reinvestment          Investment        Long or Short-Term
Reinvestment
  (Ex)Date              Income            Capital Gains           Price

Growth Portfolio
  12/31/87           0.0352126       0.2243063            1.220
  12/30/88           0.0363978       0.0000000            1.360
  08/14/89           0.0001306       0.0000000            1.760
  12/29/89           0.0670265       0.1297860            1.650
  08/15/90           0.0012833       0.0110943            1.590
  12/31/90           0.0479550       0.0000000            1.460
  08/09/91           0.0001684       0.0000000            1.780
  12/31/91           0.0374164       0.1003146            1.870
  08/14/92           0.0000822       0.0000000            1.900
  12/31/92           0.0392363       0.1518530            1.910
  08/05/93           0.0000201       0.0267043            2.160
  12/30/93           0.0417154       0.1652846            2.080
  08/09/94           0.0000152       0.0177824            2.080
  12/29/94           0.0334335       0.0488525            1.980
  08/22/95           0.0000284       0.0084328            2.450
  12/28/95           0.0410949       0.1379031            2.510
  06/28/96           0.0100000       0.0145300            2.660
  03/21/97           0.0320000       0.2270000            2.830


Total Return Portfolio
  12/31/87           0.0547573       0.1315766            1.200
  08/15/88           0.0007119       0.0000000            1.260
  12/30/88           0.0689259       0.0000000            1.270
  08/14/89           0.0009692       0.0000000            1.500
  12/29/89           0.0875188       0.0633398            1.410
  08/15/90           0.0017051       0.0077066            1.410
  12/31/90           0.0776847       0.0000000            1.330
  08/09/91           0.0010890       0.0000000            1.540
  12/31/91           0.0660506       0.0756638            1.570
  08/14/92           0.0000092       0.0000000            1.630
  12/31/92           0.0645683       0.1056527            1.560
  08/05/93           0.0000517       0.0115227            1.720
  12/30/93           0.0572656       0.0945967            1.650
  08/09/94           0.0000888       0.0095649            1.620
  12/29/94           0.0626554       0.0359307            1.520
  08/22/95           0.0003783       0.0012618            1.750
  12/28/95           0.0727680       0.0578799            1.750
  06/28/96           0.0100000       0.0063400            1.780
  03/21/97           0.0670000       0.1645000            1.720


Government Securities Portfolio:
  12/31/92           0.0561466       0.0000000            1.010
  08/05/93           0.0000174       0.0000000            1.100
  12/30/93           0.0608593       0.0000000            1.060
  08/09/94           0.0013863       0.0000000            1.010
  12/29/94           0.0568324       0.0000000            0.950

Panorama Series Fund, Inc.
Page 2

  Distribution          Amount From       Amount From
  Reinvestment          Investment        Long or Short-Term
Reinvestment
  Ex)Date               Income            Capital Gains           Price

 Government Securities Portfolio (Continued):

  08/22/95           0.0003916       0.0000000           1.050
  12/28/95           0.0592154       0.0000000           1.070
  04/23/96           0.0005927       0.0000000           1.040
  03/21/97           0.0700000       0.0000000           1.020


International Equity Portfolio
  12/31/92           0.0238311       0.0129209           0.920
  08/05/93           0.0004676       0.0122928           1.070
  12/30/93           0.0173915       0.0000000           1.090
  08/09/94           0.0000000       0.0006346           1.140
  12/29/94           0.0000000       0.0151248           1.090
  08/22/95           0.0000000       0.0095459           1.150
  12/28/95           0.0423314       0.0000000           1.150
  06/28/96           0.0120000       0.0000000           1.240
  03/21/97           0.0080000       0.0230000           1.220


LifeSpan Diversified Income Portfolio
  12/28/95           0.0168553       0.0000000           1.040
  06/28/96           0.0100000       0.0014000           1.040
  03/21/97           0.0500000       0.0018000           1.060


LifeSpan Balanced Portfolio
  12/28/95           0.0107582       0.0000000           1.050
  06/28/96           0.0100000       0.0000000           1.120
  03/21/97           0.0250000       0.0135000           1.120


LifeSpan Capital Appreciation Portfolio
  12/28/95           0.0065493       0.0000000           1.060
  06/28/96           0.0100000       0.0000000           1.180
  03/21/97           0.0110000       0.0280000           1.160

Panorama Series Fund, Inc.
Page 3


1. Average Annual Total Returns for the Periods Ended 12/31/97:

   The formula for calculating average annual total return is as follows:

   1/number of years = n       {(ERV/P)^n} - 1 = average annual total
return

   Where:  ERV = ending redeemable value of a hypothetical $1,000 payment made at the beginning of the period
           P   = hypothetical initial investment of $1,000

Growth Portfolio

  Examples at NAV:

  One Year

  {($1,263.67/$1,000)^ 1} - 1  = 26.37%

  Five Year

  {($2,501.17/$1,000)^.2} - 1  = 20.12%

  Ten Year

  {($5,533.47/$1,000)^.1} - 1  = 18.66%


Total Return Portfolio:

  One Year

  {($1,188.05/$1,000)^ 1} - 1  = 18.81%

  Five Year

  {($1,859.57/$1,000)^.2} - 1  = 13.21%

  Ten Year

  {($3,642.01/$1,000)^.1} - 1  = 13.80%


Government Securities Portfolio:

  One Year

  {($1,088.24/$1,000)^ 1} - 1  =  8.82%

  Five Year

  {($1,392.23/$1,000)^.2} - 1  =  6.84%

  Inception

  {($1,484.33/$1,000)^.1775}-1 =  7.26%









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Panorama Series Fund, Inc.
Page 4


1. Average Annual Total Returns for the Periods Ended 12/31/97
(Continued):

International Equity Portfolio:

  Examples at NAV:

  One Year

  {($1,081.05/$1,000)^ 1} - 1  =  8.11%

  Five Year

  {($1,668.67/$1,000)^.2} - 1  = 10.78%

  Inception

  {($1,596.50/$1,000)^.1775}-1 =  8.66%



LifeSpan Diversified Income Portfolio:

  One Year

  {($1,125.15/$1,000)^ 1} - 1  = 12.52%

  Inception

  {($1,271.51/$1,000)^.4286}-1 = 10.84%



LifeSpan Balanced Portfolio:

  One Year

  {($1,122.03/$1,000)^ 1} - 1  = 12.20%

  Inception

  {($1,349.51/$1,000)^.4286}-1 = 13.71%




LifeSpan Capital Appreciation Portfolio:

  One Year

  {($1,125.31/$1,000)^ 1} - 1  = 12.53%

  Inception

  {($1,415.91/$1,000)^.4286}-1 = 16.07%

Panorama Series Fund, Inc.
Page 5


2. Cumulative Total Returns for the Periods Ended 12/31/97:

    The formula for calculating cumulative total return is as follows:

   (ERV - P) / P  =  Cumulative Total Return


Growth Portfolio

  Examples at NAV:

  One Year

  $1,263.67 - $1,000/$1,000   =  26.37%

  Five Year

  $2,501.17 - $1,000/$1,000   = 150.12%

  Ten Year

  $5,533.47 - $1,000/$1,000   = 453.35%



Total Return Portfolio:

  One Year

  $1,188.05 - $1,000/$1,000   =  18.81%

  Five Year

  $1,859.57 - $1,000/$1,000   =  85.96%

  Ten Year

  $3,642.01 - $1,000/$1,000   = 264.20%



Government Securities Portfolio:

  One Year

  $1,088.24 - $1,000/$1,000   =  8.82%

  Five Year

  $1,392.23 - $1,000/$1,000   = 39.22%

  Inception

  $1,484.33 - $1,000/$1,000   = 48.43%

Panorama Series Fund, Inc.
Page 6


2.  Cumulative Total Returns for the Periods Ended 12/31/97 (Continued):

International Equity Portfolio:

  Examples at NAV:

  One Year

  $1,081.05 - $1,000/$1,000   =  8.11%

  Five Year

  $1,668.67 - $1,000/$1,000   = 66.87%

  Inception

  $1,596.50 - $1,000/$1,000   = 59.65%



LifeSpan Diversified Income Portfolio:

  One Year

  $1,125.15 - $1,000/$1,000   = 12.52%

  Inception

  $1,271.51 - $1,000/$1,000   = 27.15%



LifeSpan Balanced Portfolio:

  One Year

  $1,122.03 - $1,000/$1,000   = 12.20%

  Inception

  $1,349.51 - $1,000/$1,000   = 34.95%



LifeSpan Capital Appreciation Portfolio:

  One Year

  $1,125.31 - $1,000/$1,000   = 12.53%

  Inception

  $1,415.91 - $1,000/$1,000   = 41.59%

Panorama Series Fund, Inc.
Page 7


3. Standardized Yield for the 30-Day Period Ended 12/31/97:

    The Fund's standardized yields are calculated using the following formula set forth in the SEC rules:

                          a - b      6
               Yield =  2 { (------  + 1 )  -  1 }
                           cd

   The symbols above represent the following factors:

     a = Dividends and interest earned during the 30-day period.
     b = Expenses accrued for the period (net of any expense
         reimbursements).
     c = The average daily number of Fund shares outstanding during the 30-day period that were entitled to receive dividends.
     d = The Fund's net asset value (excluding contingent deferred sales charge) per share on the last day of the period.



Government Securities Portfolio

         $118,833.67 - $11,846.87     6
      2{(------------------------- + 1)  - 1}  = 5.47%
           21,397,698  x  $1.11



4. DIVIDEND YIELDS FOR THE 30-DAY PERIOD ENDED 12/31/97:

    The Fund's dividend yields are calculated using the following formula:

                     Dividend Yield   = a / b

    The symbols above represent the following factors:

   a = The last declared dividend during the period. b = The Fund's net asset value (excluding sales charge) per share on the last day of the period.


Example:

Government Securities Portfolio:       $0.0700000 / $1.02 = 6.86%